                                  Proxy Card

             Oppenheimer Select Managers QM Active Balanced Fund

Proxy For a Special Shareholders Meeting of shareholders To Be Held on August
                                   29, 2003

The undersigned,  revoking prior proxies, hereby appoints Brian Wixted, Philip
Vottiero,   Kate   Ives  and   Philip   Masterson,   and  each  of  them,   as
attorneys-in-fact  and  proxies  of  the  undersigned,   with  full  power  of
substitution,  to vote  shares  held in the  name  of the  undersigned  on the record date at the Special  Meeting of  Shareholders  of Oppenheimer QM Active
Balanced  Fund (the "Fund") to be held at 6803 South  Tucson Way,  Centennial,
Colorado,  80112,  on August 29, 2003, at 1:00 P. M. Mountain  time, or at any adjournment  thereof,  upon the  proposals  described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited  on behalf of the Fund's  Board of  Trustees,  and the proposal  (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.  When properly executed, this proxy will be voted as indicated on the reverse  side or "FOR" a proposal if no choice is  indicated.
The proxy will be voted in  accordance  with the proxy  holders' best judgment as to any other matters that may arise at the Meeting.

                              VOTE VIA THE TELEPHONE:  1-800-597-7836
                              CONTROL NUMBER:  999  9999  9999  999

                              Note:  Please  sign this  proxy  exactly as your
                              name or names  appear  hereon.  Each joint owner
                              should  sign.  Trustees  and  other  fiduciaries
                              should  indicate  the  capacity  in  which  they
                              sign.  If a  corporation,  partnership  or other
                              entity,  this signature should be that of a duly
                              authorized  individual  who should  state his or
                              her title.

                              Signature

                              Signature of joint owner, if any

                              Date

PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE

The Proposal:

To approve an Agreement and Plan of Reorganization  between Oppenheimer Select
Managers QM Active  Balanced  Fund ("QMAB  Fund"),  and  Oppenheimer  Multiple
Strategies  Fund  ("MS  Fund")  and  the  transactions  contemplated  thereby, including:  (a) the  transfer of  substantially  all assets of QMAB Fund to MS
Fund in exchange  for Class A, Class B, Class C and Class N shares of MS Fund,
(b) the distribution of such shares of MS Fund to the  corresponding  Class A,
Class  B,  Class  C  and  Class  N  shareholders  of  QMAB  Fund  in  complete liquidation of QMAB Fund, (c) the  cancellation of the  outstanding  shares of
QMAB Fund and (d) the liquidation of outstanding Class Y shares of QMAB Fund.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [ ]

FOR [___]               AGAINST [___]           ABSTAIN [___]